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                                                                  Exhibit 10.23


                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

     This agreement (this "Amendment No. 2") amends certain provisions of the Employment Agreement dated as of January 1, 2000, as amended by Amendment No. 1 dated as of December 1, 2000 (the "Employment Agreement"), by and between Apropos Technology, Inc., an Illinois corporation (the "Company"), and Kevin G. Kerns (the "Employee").

     The words "six (6) months" in Section 7(a)(i) of the Employment Agreement are hereby replaced with the words "twelve (12) months".

     The Employment Agreement shall remain in full force and effect except as expressly amended hereby. This Amendment No. 2 shall by governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflict of law rules of such State. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

     Agreed, accepted to and made effective this 7th day of November, 2002, being the date this Amendment No. 2 was approved by the Compensation Committee of the Board of Directors of the Company.

APROPOS TECHNOLOGY, INC.

By: /s/ George Koch
    ------------------------
    Member of the Compensation Committee
    of the Board of Directors of the Company


/s/ Kevin G. Kerns
----------------------------
Kevin G. Kerns